NEWS
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer

Yum! Brands Reports Solid First-Quarter
System Sales Growth of 8%; Same-Store Sales Growth of 4%
GAAP Operating Profit Decline of (22)%; Core Operating Profit Growth of 12%

Louisville, KY (May 1, 2019) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first-quarter ended March 31, 2019. Worldwide system sales excluding foreign currency translation grew 8%, with 7% net-new units and 4% same-store sales growth. First-quarter GAAP EPS was $0.83, a decrease of (35)%. First-quarter EPS excluding Special Items was $0.82, a decrease of (8)%.

GREG CREED COMMENTS
Greg Creed, CEO, said “The third and final year of our transformation is underway and I’m thrilled with the progress towards our commitment to becoming a more focused, more franchised, and more efficient growth company. First-quarter results were a solid start to the year, reflecting particular strength at the KFC division and Taco Bell U.S. With this quarter, we have a healthy foundation to help us achieve our 2019 guidance. Through the lens of our four growth drivers, we continue to leverage our unprecedented scale and expand our capabilities with the goal of improving franchise economics and accelerating growth. We remain confident in our enviable business model and our commitment to lasting growth that maximizes shareholder value.”
FIRST-QUARTER HIGHLIGHTS

●
Worldwide system sales excluding foreign currency translation grew 8%, with KFC at 9%, Taco Bell at 7%, and Pizza Hut at 7%. Adjusting the prior year base to include Telepizza, system sales growth excluding foreign currency translation would have been 7% worldwide and 1% for the Pizza Hut Division.

●	We opened 310 net units in the quarter. On a year-over-year basis, which takes into account the strategic alliance with Telepizza in the fourth-quarter 2018, net new unit growth was 7%.
●	We repurchased 1.1 million shares totaling $106 million at an average price of $94.
●
We reflected the change in fair value of our investment in Grubhub by recording $20 million of pre-tax investment expense, resulting in a negative ($0.05) impact in EPS. Our Grubhub investment unfavorably impacted year-over-year EPS growth by ($0.21).

●	Foreign currency translation unfavorably impacted divisional operating profit by $19 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Net New Units	GAAP Operating Profit[2]	Core Operating Profit[2]
KFC Division	+9	+5	+6	+7	+14
Pizza Hut Division[1]	+7	Even	+10	+11	+14
Taco Bell Division	+7	+4	+3	+5	+5
Worldwide[1]	+8	+4	+7	(22)	+12

	First Quarter
	2019	2018	% Change
GAAP EPS	$0.83	$1.27	(35)
Special Items EPS[2]	$0.01	$0.37	NM
EPS Excluding Special Items	$0.82	$0.90	(8)
1 Pizza Hut Division and Worldwide system sales ex F/X and net new units include the benefit of our strategic alliance with Telepizza in the fourth-quarter 2018. Same-store sales reflects the inclusion of Telepizza in the prior year base.
2 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of GAAP Operating Profit and Special Items.
All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
P: 502 874-8300 • investors.yum.com

KFC DIVISION

	First Quarter
			%/ppts Change
	2019	2018	Reported	Ex F/X
Restaurants	22,886	21,644	+6	N/A
System Sales ($MM)	6,547	6,329	+3	+9
Same-Store Sales Growth (%)	+5	+2	NM	NM
Franchise and Property Revenues ($MM)	323	307	+5	+12
Operating Profit ($MM)	236	221	+7	+14
Operating Margin (%)	41.7	33.6	8.1	7.9

First Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	+11	+2
Same-Store Sales Growth	+5	+2

●	KFC Division opened 372 new restaurants in 46 countries.
●	Operating margin increased 8.1 percentage points driven by refranchising and same-store sales growth.
●	Foreign currency translation unfavorably impacted operating profit by $16 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		First Quarter (% Change)
China	27%	+11
United States	17%	+2
Asia	12%	+8
Russia & Eastern Europe	8%	+18
Australia	7%	+7
United Kingdom	6%	+19
Latin America	5%	+10
Western Europe	5%	+9
Africa	4%	+13
Middle East / Turkey / North Africa	4%	+7
Canada	2%	(3)
Thailand	2%	+8
India	1%	+26

1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2018.

PIZZA HUT DIVISION

	First Quarter
			%/ppts Change
	2019	2018	Reported	Ex F/X
Restaurants	18,466	16,796	+10	N/A
System Sales ($MM)[1]	3,131	3,032	+3	+7
Same-Store Sales Growth (%)[1]	Even	+1	NM	NM
Franchise and Property Revenues ($MM)	145	149	(3)	Even
Operating Profit ($MM)	97	88	+11	+14
Operating Margin (%)	40.1	35.0	5.1	5.6

	First Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X1	+13	(1)
Same-Store Sales Growth[1]	Even	Even

●	Pizza Hut Division opened 172 new restaurants in 39 countries.
●	Operating margin increased 5.1 percentage points driven by refranchising and lower franchise and property expense due to lower advertising spend associated with the U.S. Transformation Agreement.
●	Foreign currency translation unfavorably impacted operating profit by $3 million.

Pizza Hut Markets[2]	Percent of Pizza Hut System Sales[3]	System Sales Growth Ex F/X 1
		First Quarter (% Change)
United States	46%	(1)
China	17%	+3
Asia	13%	+4
Europe (excluding Spain & Portugal)	9%	+3
Latin America (including Spain & Portugal)	7%	+84
Middle East / Turkey / North Africa	4%	+7
Canada	2%	—
India	1%	+11
Africa	<1%	+37
1System sales ex F/X includes the benefit of our strategic alliance with Telepizza in the fourth-quarter 2018. Same-store sales reflects the inclusion of Telepizza in the prior year base.
2Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
3Reflects Full Year 2018. Europe and Latin America adjusted for transfer of reporting responsibility of Spain and Portugal Pizza Hut units from Europe to Latin America as a result of the Telepizza alliance.

TACO BELL DIVISION

	First Quarter
			%/ppts Change
	2019	2018	Reported	Ex F/X
Restaurants	7,105	6,883	+3	N/A
System Sales ($MM)	2,506	2,347	+7	+7
Same-Store Sales Growth (%)	+4	+1	NM	NM
Franchise and Property Revenues ($MM)	144	128	+12	+13
Operating Profit ($MM)	138	132	+5	+5
Operating Margin (%)	31.0	28.5	2.5	2.5

●	Taco Bell Division opened 62 new restaurants, including 12 new international restaurants.
●	Operating margin increased 2.5 percentage points driven by refranchising and same-store sales growth.

OTHER ITEMS

●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the first-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time May 1, 2019. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 2388316.
The call will be available for playback beginning at 11:00 a.m. Eastern Time May 1, 2019 through June 7, 2019. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 2388316.
The webcast and the playback can be accessed via the website by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q1 2019 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees; the success of our transformation initiatives, including our refranchising strategy; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 48,000 restaurants in more than 145 countries and territories primarily operating the company’s brands -- KFC, Pizza Hut and Taco Bell -- global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over eight new restaurants per day on average, making it a leader in global retail development. In 2018, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. In 2019, Yum! Brands was named to the Bloomberg Gender-Equality Index for the second consecutive year.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/31/19	3/31/18	B/(W)
Revenues
Company sales	$333	$512	(35)
Franchise and property revenues	612	584	5
Franchise contributions for advertising and other services	309	275	12
Total revenues	1,254	1,371	(9)

Costs and Expenses, Net
Company restaurant expenses	272	438	38
General and administrative expenses	211	219	3
Franchise and property expenses	43	47	6
Franchise advertising and other services expense	301	272	(11)
Refranchising (gain) loss	(6)	(156)	(96)
Other (income) expense	—	(2)	NM
Total costs and expenses, net	821	818	—

Operating Profit	433	553	(22)
Investment (income) expense, net	16	(66)	NM
Other pension (income) expense	3	3	20
Interest expense, net	115	107	(8)
Income before income taxes	299	509	(41)
Income tax provision	37	76	52
Net Income	$262	$433	(39)

Effective tax rate	12.3%	15.0%	2.7 ppts.

Basic EPS
EPS	$0.85	$1.30	(35)
Average shares outstanding	308	332	7

Diluted EPS
EPS	$0.83	$1.27	(35)
Average shares outstanding	315	340	8

Dividends declared per common share	$0.42	$0.36

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/19	3/31/18	B/(W)

Company sales	$125	$245	(49)
Franchise and property revenues	323	307	5
Franchise contributions for advertising and other services	118	106	11
Total revenues	566	658	(14)

Company restaurant expenses	108	220	51
General and administrative expenses	78	85	8
Franchise and property expenses	28	29	2
Franchise advertising and other services expense	116	104	(11)
Other (income) expense	—	(1)	NM
Total costs and expenses, net	330	437	24
Operating Profit	$236	$221	7

Restaurant margin	14.1%	10.5%	3.6 ppts.

Operating margin	41.7%	33.6%	8.1 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/19	3/31/18	B/(W)

Company sales	$11	$24	(55)
Franchise and property revenues	145	149	(3)
Franchise contributions for advertising and other services	87	78	12
Total revenues	243	251	(3)

Company restaurant expenses	11	24	56
General and administrative expenses	47	50	5
Franchise and property expenses	5	11	53
Franchise advertising and other services expense	83	78	(7)
Other (income) expense	—	—	NM
Total costs and expenses, net	146	163	11
Operating Profit	$97	$88	11

Restaurant margin	3.9%	(0.1)%	4.0 ppts.

Operating margin	40.1%	35.0%	5.1 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/19	3/31/18	B/(W)

Company sales	$197	$243	(19)
Franchise and property revenues	144	128	12
Franchise contributions for advertising and other services	104	91	14
Total revenues	445	462	(4)

Company restaurant expenses	153	194	21
General and administrative expenses	43	40	(8)
Franchise and property expenses	9	6	(53)
Franchise advertising and other services expense	102	90	(13)
Other (income) expense	—	—	NM
Total costs and expenses, net	307	330	7
Operating Profit	$138	$132	5

Restaurant margin	22.0%	19.6%	2.4 ppts.

Operating margin	31.0%	28.5%	2.5 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 3/31/19	12/31/18
ASSETS
Current Assets
Cash and cash equivalents	$278	$292
Accounts and notes receivable, less allowance: $41 in 2019 and $31 in 2018	543	561
Prepaid expenses and other current assets	365	354
Total Current Assets	1,186	1,207

Property, plant and equipment, net of accumulated depreciation and amortization of $1,126 in
2019 and $1,116 in 2018	1,212	1,237
Goodwill	529	525
Intangible assets, net	243	242
Other assets	1,372	724
Deferred income taxes	202	195
Total Assets	$4,744	$4,130

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$918	$911
Income taxes payable	71	69
Short-term borrowings	338	321
Total Current Liabilities	1,327	1,301

Long-term debt	9,736	9,751
Other liabilities and deferred credits	1,585	1,004
Total Liabilities	12,648	12,056

Shareholders' Deficit
Common stock, no par value, 750 shares authorized; 306 shares issued in both 2019 and 2018	—	—
Accumulated deficit	(7,580)	(7,592)
Accumulated other comprehensive loss	(324)	(334)
Total Shareholders' Deficit	(7,904)	(7,926)
Total Liabilities and Shareholders' Deficit	$4,744	$4,130
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/31/19	3/31/18
Cash Flows - Operating Activities
Net Income	$262	$433
Depreciation and amortization	26	37
Refranchising (gain) loss	(6)	(156)
Investment (income) expense, net	16	(66)
Contributions to defined benefit pension plans	(9)	(3)
Deferred income taxes	(1)	(1)
Share-based compensation expense	17	17
Changes in accounts and notes receivable	14	4
Changes in prepaid expenses and other current assets	(13)	(22)
Changes in accounts payable and other current liabilities	(50)	(99)
Changes in income taxes payable	(5)	13
Other, net	49	32
Net Cash Provided by Operating Activities	300	189

Cash Flows - Investing Activities
Capital spending	(44)	(42)
Proceeds from refranchising of restaurants	14	205
Other, net	(4)	1
Net Cash Provided by (Used in) Investing Activities	(34)	164

Cash Flows - Financing Activities
Proceeds from long-term debt	—	—
Repayments of long-term debt	(20)	(332)
Revolving credit facilities, three months or less, net	—	—
Short-term borrowings by original maturity
More than three months - proceeds	58	12
More than three months - payments	(41)	(7)
Three months or less, net	—	—
Repurchase shares of Common Stock	(109)	(498)
Dividends paid on Common Stock	(129)	(120)
Debt issuance costs	—	—
Other, net	(37)	(31)
Net Cash Used in Financing Activities	(278)	(976)
Effect of Exchange Rate on Cash and Cash Equivalents	12	38
Net Increase (Decrease) in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	—	(585)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	474	1,668
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$474	$1,083

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•
System sales and System sales excluding the impacts of foreign currency translation ("FX"). System sales include the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants. Sales of franchise restaurants typically generate ongoing franchise and license fees for the Company at a rate of 3% to 6% of sales. Franchise restaurant sales are not included in Company sales on the Condensed Consolidated Statements of Income; however, the franchise and license fees are included in the Company’s revenues. We believe System sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates our primary revenue drivers, Company and franchise same-store sales as well as net unit growth.

•	Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•	Effective Tax Rate excluding Special Items;

•	Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (b), (c) and (d) in the accompanying notes.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended
	3/31/19	3/31/18
Detail of Special Items
Refranchising gain (loss)(b)	$6	$156
Other Special Items Expense	(2)	(3)
Special Items Income - Operating Profit	4	153
Tax Expense on Special Items(c)	(1)	(19)
Tax Expense - U.S. Tax Act(d)	—	(6)
Special Items Income, net of tax	3	128
Average diluted shares outstanding	315	340
Special Items diluted EPS	$0.01	$0.37

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$433	$553
Special Items Income	4	153
Foreign Currency Impact on Divisional Operating Profit	(19)	N/A
Core Operating Profit	$448	$400

KFC Division
GAAP Operating Profit	$236	$221
Foreign Currency Impact on Divisional Operating Profit	(16)	N/A
Core Operating Profit	$252	$221

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended
	3/31/19	3/31/18
Pizza Hut Division
GAAP Operating Profit	$97	$88
Foreign Currency Impact on Divisional Operating Profit	(3)	N/A
Core Operating Profit	$100	$88

Taco Bell Division
GAAP Operating Profit	$138	$132
Foreign Currency Impact on Divisional Operating Profit	—	N/A
Core Operating Profit	$138	$132

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$0.83	$1.27
Special Items Diluted EPS	0.01	0.37
Diluted EPS excluding Special Items	$0.82	$0.90

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	12.3%	15.0%
Impact on Tax Rate as a result of Special Items	0.1%	0.6%
Effective Tax Rate excluding Special Items	12.2%	14.4%

Reconciliation of Company sales to System sales

Consolidated
GAAP Company sales	$333	$512
Franchise sales	11,851	11,196
System sales	12,184	11,708
Foreign Currency Impact on System sales	(491)	N/A
System sales, excluding FX	$12,675	$11,708

KFC Division
GAAP Company sales	$125	$245
Franchise sales	6,422	6,084
System sales	6,547	6,329
Foreign Currency Impact on System sales	(383)	N/A
System sales, excluding FX	$6,930	$6,329

Pizza Hut Division
GAAP Company sales	$11	$24
Franchise sales	3,120	3,008
System sales	3,131	3,032
Foreign Currency Impact on System sales	(103)	N/A
System sales, excluding FX	$3,234	$3,032

Taco Bell Division
GAAP Company sales	$197	$243
Franchise sales	2,309	2,104
System sales	2,506	2,347
Foreign Currency Impact on System sales	(5)	N/A
System sales, excluding FX	$2,511	$2,347

2019 EPS GUIDANCE
We have also provided certain forward-looking guidance using non-GAAP measurements. Specifically, in connection with the announcement of our strategic transformation initiatives in 2016, we announced a 2019 Diluted EPS target of at least $3.75 (“2019 Adjusted EPS Target”). This 2019 Adjusted EPS Target was intended to exclude:

•	Any impact from changes in FX rates (i.e. FX rates were assumed not to change from those in place when we determined the 2019 Adjusted EPS Target in 2016)

•	Any Special Items; and

•	The impact of the 53rd week in 2019 for our U.S. businesses and certain international subsidiaries that report on a period calendar;

Additionally, we acquired an interest in Grubhub common stock subsequent to our original determination of the 2019 Adjusted EPS Target and thus are excluding any resulting mark-to-market adjustment for that investment from the 2019 Adjusted EPS target.

At this time, we are unable to forecast any Special Items or Grubhub mark-to-market adjustments for the remainder of 2019 beyond amounts already recognized through March 31, 2019. The full year forecasted impacts of FX and the 53rd week and actual year-to-date impacts of Special Items and Grubhub mark-to-market adjustments on our 2019 Adjusted EPS Target are shown below. This impact of FX has been determined as the difference in translating our current local currency forecasts for 2019 at current FX forward rates and FX rates at the time the 2019 Adjusted EPS target was determined in 2016.

Reconciliation of Non-GAAP Amounts - 2019 Adjusted EPS Target
2019 Diluted EPS with no forecasted impact of Special Items or Grubhub mark-to-market	At least $3.73
Foreign Currency Impact	0.04
Impact of 53rd Week	(0.06)
Year-to-Date Special Items through March 31, 2019	(0.01)
Year-to-Date Grubhub mark-to-market through March 31, 2019	0.05
2019 Adjusted EPS Target	At least $3.75

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 3/31/2019	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$566	$243	$445	$—	$1,254

Company restaurant expenses	108	11	153	—	272
General and administrative expenses	78	47	43	43	211
Franchise and property expenses	28	5	9	1	43
Franchise advertising and other services expense	116	83	102	—	301
Refranchising (gain) loss	—	—	—	(6)	(6)
Other (income) expense	—	—	—	—	—
Total costs and expenses, net	330	146	307	38	821
Operating Profit	$236	$97	$138	$(38)	$433

Quarter Ended 3/31/2018	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$658	$251	$462	$—	$1,371

Company restaurant expenses	220	24	194	—	438
General and administrative expenses	85	50	40	44	219
Franchise and property expenses	29	11	6	1	47
Franchise advertising and other services expense	104	78	90	—	272
Refranchising (gain) loss	—	—	—	(156)	(156)
Other (income) expense	(1)	—	—	(1)	(2)
Total costs and expenses, net	437	163	330	(112)	818
Operating Profit	$221	$88	$132	$112	$553

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters ended March 31, 2019 and 2018 are preliminary.

(b)
In connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018, we recorded net refranchising gains during the quarters ended March 31, 2019 and 2018 of $6 million and $156 million, respectively, that have been reflected as Special Items.

The first quarter 2019 refranchising gains related primarily to true-ups of previously recorded amounts. The first quarter 2018 net refranchising gains related primarily to refranchising KFC restaurants in the UK and Taco Bell restaurants in the U.S.

(c)	Tax Expense on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.

(d)
During the quarter ended March 31, 2018, we recorded a $16 million increase related to our provisional tax expense recorded in the fourth quarter of 2017 associated with the Tax Cuts and Jobs Act of 2017 ("Tax Act") that was reported as a Special Item. We also recorded a Special Items tax benefit of $10 million in the quarter ended March 31, 2018 related to 2018 U.S. foreign tax credits that became realizable directly as a result of the impact of deemed repatriation tax expense associated with the Tax Act.

(e)
Effective January 1, 2019, we adopted the new lease accounting standard. As a result, we are now required to recognize right-of-use assets and lease liabilities upon lease commencement for operating leases based on the present value of lease payments over the lease term. Under our historical accounting, operating leases were not recognized on the balance sheet. Prior results have not been restated for the impact of this accounting change. Upon adoption we recognized right-of-use assets for leases in place at January 1, 2019 of $690 million, which are presented within Other Assets in our Condensed Consolidated Balance Sheets. Also upon adoption we recognized lease liabilities of $83 million and $661 million within Accounts payable and other current liabilities and Other liabilities and deferred credits, respectively, in our Condensed Consolidated Balance Sheets. The impact of the new operating lease accounting on our results of operations and cash flows is not expected to be significant.